Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of Class A Common Stock, $0.01 par value per share, of Orient-Express Hotels Ltd., and that this Agreement be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 13 th day of February, 2008.

D. E. SHAW VALENCE PORTFOLIOS, L.L.C.
By:	D. E. SHAW & CO., L.P., as Managing Member

	By:	/s/ Rochelle Elias
		Name:	Rochelle Elias
		Title:	Chief Compliance Officer

D. E. SHAW OCULUS PORTFOLIOS, L.L.C.
By:	D. E. SHAW & CO., L.L.C., as Managing Member

	By:	/s/ Rochelle Elias
		Name:	Rochelle Elias
		Title:	Chief Compliance Officer

D. E. SHAW & CO., L.L.C.

By:	/s/ Rochelle Elias
	Name:	Rochelle Elias
	Title:	Chief Compliance Officer

D. E. SHAW & CO., L.P.

By:	/s/ Rochelle Elias
	Name:	Rochelle Elias
	Title:	Chief Compliance Officer

DAVID E. SHAW

By:	/s/ Rochelle Elias
	Name:	Rochelle Elias
	Title:	Attorney-in-Fact for David E. Shaw